UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 27, 2013

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

39 West 37 St. 8th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Diligent Board Member Services, Inc. (the “Company”) adopted the 2013 Remediation Bonus Plan (the “Bonus Plan”) and approved bonus opportunities for the employees designated by the Compensation Committee as participants in the Bonus Plan. The Bonus Plan provides for the payment of cash bonuses to participants upon the completion of the previously announced restatement of the Company’s financial statements for the fiscal years ended December 31, 2010 through 2012 and the quarter ended March 31, 2013, and necessary filings with the U.S. Securities and Exchange Commission in connection therewith. A participant will cease to be eligible for a bonus payment pursuant to the Bonus Plan upon ceasing to be an employee of the Company, except in the event of death or disability. The aggregate amount of bonus opportunities awarded by the Compensation Committee under the Bonus Plan was approximately $400,000. Under the Bonus Plan, Carl Blandino’s bonus opportunity has been set at $250,000.

The foregoing is a summary of the material terms of the Bonus Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
10.1	2013 Remediation Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2013	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alessandro Sodi
Alessandro Sodi Chief Executive Officer